SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 15, 2000



                               ISG RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


                 Utah                                             87-0327982
            (State or Other            (Commission              (IRS Employer
            Jurisdiction of            File Number)          Identification No.)
            Incorporation)

  136 East South Temple, Suite 1300,     Salt Lake City, Utah          84111
        (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (801) 236-9700

Item 2.  Acquisition or Disposition of Assets

         Effective September 15, 2000, ISG Resources, Inc. ("ISG") acquired certain fixed and intangible assets from Hanson Aggregates West, Inc. ("Hanson"). Hanson is a subsidiary of Hanson PLC, a leading international building materials company with operations in North America and Europe. Hanson PLC's principal businesses include the sale of aggregates, concrete products and bricks.

         ISG established through negotiation a purchase price of $2,100,000 in cash, for all of the equipment and other fixed assets, as well as contracts with three Texas and Louisiana power plants. The assets acquired by ISG are located, based, or utilized at the fly ash operations of Hanson at the following locations:

          1.   Welsh Power Plant, near Cason, Texas
          2.   Rodemacher Power Plant, near Boyce, Louisiana; and
          3.   Nelson Station Power Plant, near Westlake, Louisiana

         ISG will utilize the assets purchased to provide materials management services for the utility contracts acquired in the asset acquisition.
Approximately 500,000 tons of fly ash and bottom ash will be managed and marketed under the contracts.

Item 7. Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired. The audited financial statements of Hanson, as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998, and 1997, are attached hereto beginning at page F-1.

         (b) Pro Forma Financial Information. The unaudited pro forma financial information for the nine months ended September 30, 2000 and for the year ended December 31, 1999 set forth below is presented as if the asset acquisition with Hanson had occurred on January 1, 1999. This information is presented for illustrative purposes only and is not necessarily indicative of what the Company's financial position or results of operations would have been had the asset acquisition with Hanson occurred on that date. This information reflects all adjustments, consisting of normal recurring accruals, which in the opinion of management, are necessary for a presentation of results for the respective periods in accordance with generally accepted accounting principles.

         The purchase price of the acquisition was allocated based on estimated fair values of the assets at the date of acquisition. Amounts allocated to intangible assets are being amortized from 8 - 20 years.


              Unaudited Pro Forma Condensed Statement of Operations
                  For the Nine Months Ended September 30, 2000
                             (Dollars in thousands)

                                              ISG          Hanson Pre-                           Pro Forma
                                           Resources       Acquisition                -------------------------------
                                           Historical      Historical     Combined      Adjustments       Combined
                                         ----------------------------------------------------------------------------
Sales                                         $  135,793       $  6,452     $ 142,245        $             $ 142,245
Cost of sales, excluding depreciation             99,188          4,807       103,995                        103,995
Depreciation and amortization                     11,022             26        11,048             196 a       11,244
New product development                            1,628              -         1,628                          1,628
Selling, general and administrative               17,186            320        17,506                         17,506
                                         -------------------------------------------------------------   ------------
   Income (loss) from operations                   6,769          1,299         8,068            (196)         7,872
Interest Income                                       35                           35                             35
Interest expense                                 (11,488)             -       (11,488)           (158) b     (11,646)
Other income, net                                    435              -           435                            435
                                         -------------------------------------------------------------   ------------
   Income (loss) before income taxes              (4,249)         1,299        (2,950)           (354)        (3,304)
Income tax benefit (expense)                         554           (446)          108              124 c         232
                                         -------------------------------------------------------------   ------------
   Net income (loss)                            $ (3,695)         $ 853      $ (2,842)         $ (230)      $ (3,072)
                                         =============================================================   ============


              Unaudited Pro Forma Condensed Statement of Operations
                      For the Year Ended December 31, 1999
                             (Dollars in thousands)

                                              ISG                                               Pro Forma
                                           Resources        Hanson                   -------------------------------
                                           Historical      Historical     Combined     Adjustments       Combined
                                         ---------------------------------------------------------------------------
Sales                                          $ 156,205       $  8,965     $ 165,170                      $ 165,170
Cost of sales, excluding depreciation            108,664          6,692       115,356                        115,356
Depreciation and amortization                     13,091             34        13,125          261  a         13,386
New product development                            2,166              -         2,166                          2,166
Selling, general and administrative               18,962            460        19,422                         19,422
                                         -------------------------------------------------------------   ------------
   Income (loss) from operations                  13,322          1,779        15,101         (261)           14,840
Interest income                                       44              -            44                             44
Interest expense                                 (13,392)             -       (13,392)        (189) b        (13,581)
Other income, net                                    312                                                         312
                                         -------------------------------------------------------------   ------------
   Income (loss) before income taxes                 286          1,779         2,065         (450)            1,615
Income tax benefit (expense)                        (648)          (608)       (1,256)         158 c          (1,098)
                                         -------------------------------------------------------------  -------------
   Net income (loss)                              $ (362)       $ 1,171         $ 809       $ (292)           $  517
                                         =============================================================  =============

(a) Reflects an increase in amortization expense for intangible assets and an increase in depreciation expense for fixed assets recorded upon acquisition

(b) Reflects an increase in interest expense resulting from borrowing under the Secured Credit Facility occurring concurrently with the Hanson asset acquisition

(c)   Reflects the income tax effect of the pro forma adjustments

         (c) Exhibits. The following documents are being filed as exhibits to this report:

               (i) The Asset Purchase Agreement dated September 5, 2000 was filed as an exhibit to the Company's 8-K filed on September 29, 2000.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           ISG RESOURCES, INC.
                                           (registrant)



November 28, 2000                          BY: /s/ J.I. Everest, II
(Date)                                       --------------------------------
                                              J.I. EVEREST, II
                                              CHIEF FINANCIAL OFFICER AND
                                              TREASURER

                              Financial Statements

                                 Hanson Fly Ash
                     (a division of Hanson Aggregates West)

        Period from January 2, 2000 to September 15, 2000, and the fiscal years ended January 1, 2000, December 26, 1998 and December
                  27, 1997 with Report of Independent Auditors

                                 Hanson Fly Ash
                     (a division of Hanson Aggregates West)

                              Financial Statements

 Period from January 2, 2000 to September 15, 2000, and the fiscal years ended
            January 1, 2000, December 26, 1998 and December 27, 1997

                                    Contents

Report of Independent Auditors .............................................1

Audited Financial Statements

Statements of Net Assets ...................................................2
Statements of Income........................................................3
Statements of Cash Flows ...................................................4
Notes to Financial Statements ..............................................5

                         Report of Independent Auditors

The Board of Directors
Hanson Aggregates West

We have audited the accompanying statements of net assets of Hanson Fly Ash (a division of Hanson Aggregates West) (the "Division") as of September 15, 2000, January 1, 2000 and December 26, 1998 and the related statements of income and cash flows for the period from January 2, 2000 to September 15, 2000, and each of the three fiscal years in the period ended January 1, 2000. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of Hanson Fly Ash (a division of Hanson Aggregates West) at September 15, 2000, January 1, 2000 and December 26, 1998, and the results of its operations and its cash flows for the period from January 2, 2000 to September 15, 2000, and each of the three fiscal years in the period ended January 1, 2000, in conformity with accounting principles generally accepted in the United States.

                                                              Ernst & Young LLP
November 14, 2000


                                 Hanson Fly Ash
                     (a division of Hanson Aggregates West)

                            Statements of Net Assets

                                              September 15   January 1         December 26
                                                  2000          2000              1998
                                            ---------------------------------------------------
Assets
Current assets:
   Cash                                       $       7,526   $     5,028      $    11,305
   Accounts receivable (net of allowance
     for doubtful accounts of $31,000,
     $22,000 and $19,000 as of September
     15, 2000, January 1, 2000 and
     December 26, 1998, respectively)             1,153,859       813,116          593,675
   Accounts receivable from related party            60,603        44,806          158,829
   Deferred income taxes                             17,000        13,940           12,920
   Other current assets                                 850           850              850
                                            ---------------------------------------------------
Total current assets                              1,239,838       877,740          777,579

Property, plant and equipment:
  Equipment                                       1,225,997     1,246,954        1,542,521
  Land, buildings and leasehold improvements        226,333       226,333          121,205
                                            ---------------------------------------------------
                                                  1,452,330     1,473,287        1,663,726
  Accumulated depreciation                       (1,331,627)   (1,349,472)      (1,512,776)
                                            ---------------------------------------------------
                                                    120,703       123,815          150,950
                                            ---------------------------------------------------

Total assets                                      1,360,541     1,001,555          928,529

Liabilities
Current liabilities:
   Trade accounts payable                           453,542       475,486          478,433
   Accrued expenses                                  39,556        49,502           59,897
                                            ---------------------------------------------------
Total current liabilities                           493,098       524,988          538,330
                                            ---------------------------------------------------
Net assets                                      $   867,443    $  476,567       $  390,199
                                            ===================================================


See accompanying notes.


                                 Hanson Fly Ash
                     (a division of Hanson Aggregates West)

                              Statements of Income


                                       Period from                     Fiscal Year Ended
                                       January 2 to   -------------------------------------------------------
                                       September 15       January 1         December 26       December 27
                                           2000              2000              1998              1997
                                    -------------------------------------------------------------------------

Net revenues                             $ 6,451,984      $  8,965,162      $  8,901,313       $ 8,126,124

Costs and expenses:
  Cost of goods sold                       4,806,648         6,691,650         7,159,616         6,611,224
  Selling, general and administrative
     expenses                                346,140           494,272           397,235           624,494
                                    -------------------------------------------------------------------------
Operating income                           1,299,196         1,779,240         1,344,462           890,406
Income tax expense                           446,034           608,465           459,295           306,297
                                    -------------------------------------------------------------------------
Net income                                $  853,162      $  1,170,775       $   885,167       $   584,109
                                    =========================================================================



See accompanying notes.


                                 Hanson Fly Ash
                     (a division of Hanson Aggregates West)

                            Statements of Cash Flows

                                            Period from                    Fiscal Year Ended
                                           January 2 to    -----------------------------------------------------
                                           September 15       January 1        December 26      December 27
                                               2000             2000              1998             1997
                                        -----------------------------------------------------------------------
Operating activities
Net income                                  $   853,162       $ 1,170,775       $ 885,167        $  584,109
Adjustments to reconcile net income to
   net cash provided by operating
   activities:
     Depreciation                                26,167            34,354          39,609            42,094
     Deferred income taxes                       (3,060)           (1,020)          5,780                 -
     Gain on disposal of assets                   3,220             7,873               -                 -
     Changes in operating assets and
       liabilities:
       Accounts receivable                     (340,743)         (219,441)         98,532          (124,966)
       Accounts receivable from
         related party                          (15,797)          114,023        (119,535)          (21,476)
       Other current assets                           -                 -           4,319            (1,719)
       Trade accounts payable and
         accrued expenses                       (31,890)          (13,342)       (203,472)          135,744
                                        -----------------------------------------------------------------------
Net cash provided by operating
   activities                                   491,059         1,093,222         710,400           613,786

Investing activity
Purchases of property, plant and
   equipment                                    (26,275)          (15,092)              -                 -

Financing activity
Due from Hanson Aggregates West                (462,286)       (1,084,407)       (722,346)         (595,472)
                                        -----------------------------------------------------------------------

Net increase (decrease) in cash                   2,498            (6,277)        (11,946)           18,314
Cash at beginning of period                       5,028            11,305          23,251             4,937
                                        -----------------------------------------------------------------------
Cash at end of period                       $     7,526       $     5,028       $  11,305        $   23,251
                                        =======================================================================


See accompanying notes.

                                 Hanson Fly Ash
                     (a division of Hanson Aggregates West)

                          Notes to Financial Statements

                               September 15, 2000

1.  Description of the Business and Significant Accounting Policies

Hanson Fly Ash (the Division) is a division of Hanson Aggregates West (the Parent), which in turn is a subsidiary of Hanson PLC (PLC). The Division purchases, removes and sells fly ash and other by-products of coal combustion to producers and consumers of building materials and construction related products throughout Texas, Arkansas and Louisiana.

On September 15, 2000, the Parent sold substantially all of the assets of the Division to an unrelated third party, ISG Resources, Inc. ("ISG").

Basis of Presentation

The historical financial statements do not necessarily reflect the results of operations or financial position that would have existed had the Division been an independent entity. Corporate costs incurred related specifically to the Division (manager salaries, fringe benefits, etc.) have been allocated to the Division and reflected in the accompanying statements of income in accordance with Staff Accounting Bulletin (SAB) No. 55, "Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity." However, the Parent and PLC also provide various legal services, tax compliance and planning services, risk management, treasury, and other corporate services to the Division. The Division has not been involved in litigation nor incurred legal expense during the periods under audit nor has the Division been required to borrow funds given its historical positive cash flows from operations. Therefore, no legal or interest costs have been allocated to the Division. Income taxes have been calculated as if the Division filed a separate income tax return (see Note 4). The Parent and PLC may provide other incidental services to the Division; however, the incremental cost of these incidental services and costs is not believed to be material to the Division and is not included in the financial statements of the Division.

                                 Hanson Fly Ash
                     (a division of Hanson Aggregates West)

                    Notes to Financial Statements (continued)

1.  Description of the Business and Significant Accounting Policies (continued)

Net Asset Presentation

The following items are included in net assets on the accompanying statements of net assets:

                                September 15      January 1        December 26
                                   2000            2000              1998
                              --------------- ----------------- ----------------
Divisional retained earnings    $ 5,701,520    $  4,848,358      $  3,677,583
Due from Parent                  (4,834,077)     (4,371,791)       (3,287,384)
                              --------------- ----------------- ----------------
Net assets                       $  867,443    $    476,567      $    390,199
                              =============== ================= ================

Revenue Recognition

Revenue from the sale of products is recognized primarily upon passage of title to the customer, which generally coincides with physical delivery and acceptance. Product revenue generally includes transportation charges associated with delivering the material.

Cost of products sold are primarily amounts paid to utility companies to purchase product, generally through royalties on amounts sold to customers, and transportation costs of delivering the product to the customer.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method at rates adequate to recover costs over the assets' useful lives. Estimated useful lives are generally 3 to 12 years for vehicles, machinery and equipment, and furniture and fixtures, and 5 to 22 years for buildings and improvements.

As required by Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," management evaluates the carrying value of all long-lived assets to determine recoverability when indicators of impairment are present based generally on an analysis of undiscounted cash flows. Management believes no material impairment in the value of long-lived assets exists at September 15, 2000.

                                 Hanson Fly Ash
                     (a division of Hanson Aggregates West)

                    Notes to Financial Statements (continued)


1.  Description of the Business and Significant Accounting Policies (continued)

Pension and Post-Retirement Benefits

The Division participates in a pension and post-retirement plan managed by PLC for the benefit of substantially all of the Division's employees. The Division's portion of the total benefit obligations has not been actuarially determined. Total expense recorded by the Division for the Plan was approximately $22,000, $28,000, $48,000 and $95,000 for the period from January 2 to September 15, 2000 and the fiscal years ended January 1, 2000, December 26, 1998 and December 27, 1997, respectively.

Income Taxes

Income taxes are recorded based on the liability method which requires recognition of deferred tax assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.  Related-Party Transactions

The Division periodically sells certain of its products to related parties (other divisions and subsidiaries of the Parent and/or PLC). Sales to related parties totaled approximately $461,000, $771,000, $656,000 and $579,000 for the period from January 2, 2000 to September 15, 2000, and the fiscal years ended January 1, 2000, December 26, 1998 and December 27, 1997, respectively.

                                 Hanson Fly Ash
                     (a division of Hanson Aggregates West)

                    Notes to Financial Statements (continued)

2.  Related-Party Transactions (continued)

The Division purchases certain items from related parties. Purchases from related parties totaled approximately $1,060,000 for the period from January 2, 2000 to September 15, 2000, and $1,500,000 for each of the fiscal years ended January 1, 2000, December 26, 1998 and December 27, 1997. No amounts were due to related parties for such purchases as of September 15, 2000, January 1, 2000 and December 26, 1998.

The Division participates in a cash management program with its Parent. Cash received on behalf of the Division is recorded as an intercompany receivable, and cash paid on behalf of the Division is recorded as an intercompany payable. Additionally, the income tax payable, calculated as if the Division filed a separate income tax return, is included within this balance. The accumulated net balance is included within net assets and totals $4,834,077, $4,371,791 and $3,287,384 as of September 15, 2000, January 1, 2000 and December 26, 1998,
respectively.

3.  Concentration of Credit Risk

Generally, the Division does not require collateral or other security to support trade accounts receivable. The Division's five largest customers accounted for approximately 49% of the revenues for the period from January 1 to September 15, 2000 and 45%, 40% and 33% for the fiscal years ended January 1, 2000, December 26, 1998 and December 27, 1997, respectively. Amounts included in accounts receivable for these customers totaled approximately $585,000, $351,000 and $477,000 as of September 15, 2000, January 1, 2000 and December 26, 1998, respectively. Historically, the Division has not had significant uncollectable accounts.

4.  Income Taxes

The Division's operations are included in the Parent's and PLC's combined tax returns and the Division presently does not have a formal tax-sharing arrangement. However, the income tax expense included in the accompanying statements of income has been computed as if the Division filed a separate income tax return.

                                 Hanson Fly Ash
                     (a division of Hanson Aggregates West)

                    Notes to Financial Statements (continued)


4.  Income Taxes (continued)

Income tax expense consists of the following:

                 Period from                    Fiscal Year Ended
                January 2 to    ------------------------------------------------
                September 15      January 1      December 26        December 27
                    2000            2000            1998              1997
               ---------------- --------------- -------------- -----------------
Current             $449,094       $609,485       $453,515          $306,297
Deferred              (3,060)        (1,020)         5,780                 -
               ---------------- --------------- -------------- -----------------
Total               $446,034       $608,465       $459,295          $306,297
               ================ =============== ============== =================

Differences between tax at the statutory rate of 34% and the actual tax expense is due to permanent differences. Deferred tax assets primarily consist of the effect of the allowance for doubtful accounts and accruals not currently deductible for tax purposes.